UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2023
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _________________________________________

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On October 7, 2023, Avidity Biosciences, Inc. (the “Company”) presented new data regarding its clinical study of AOC 1001 for adults with myotonic dystrophy type 1 (DM1) at the 28th Annual Congress of the World Muscle Society ("WMS"). New data presented at WMS demonstrate improvement in additional functional measures augmenting previously reported positive data which showed improvements in myotonia, muscle strength and mobility. These new data include:
•Multiple additional measures of strength:
◦Hand grip.
◦Manual Muscle Testing (MMT) composite score.
◦Both upper and lower Quantitative Muscle Testing total score composites.
•DM1-Activ, a patient reported outcome (PRO) that measures activities of daily living (e.g., taking a shower, visiting family or friends, and walking up stairs).
New data presented at WMS also addressed favorable long-term safety and tolerability of AOC 1001 from the MARINA-OLE™ study, with over 200 infusions totaling 46.2 patient-years of exposure.
•The most common adverse events (AEs) in the MARINA-OLE study were procedural pain (22%), pain in extremity (such as arm, leg or foot pain/soreness) (16%) and headache (16%).
•There was one resolved AE of mild increase in liver enzymes.
•There have been no reported AEs of anemia in the MARINA-OLE study. In the Phase 1/2 MARINA® clinical program, anemia has been asymptomatic except for one participant who did not require treatment.
•There have been no discontinuations in the MARINA-OLE study.

The Company has completed the dose-escalation of 12 participants from 2 mg/kg to 4 mg/kg of AOC 1001 in the MARINA-OLE study, as permitted by the U.S. Food and Drug Administration ("FDA") in connection with the FDA's easing of the partial clinical hold on AOC 1001 in May 2023. Data from this dose escalation showed no neurological events and no MRI changes following dosing. The Company continues to work with the FDA regarding a resolution to the partial clinical hold. The Company remains on track to share a first look at efficacy data of AOC 1001 from the MARINA-OLE study during the first half of 2024.

Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the characterization of safety, tolerability and functional data associated with AOC 1001; the impact of such data on the advancement of AOC 1001; expectations related to the MARINA-OLE study and AOC 1001; the anticipated timing of release of data from the MARINA-OLE™ study; Avidity's efforts to resolve the partial clinical hold related to AOC 1001; and plans for the progression of clinical programs and the timing thereof. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Avidity's business, including, without limitation: Avidity may not be able to resolve the partial clinical hold related to the serious adverse event which occurred in the Phase 1/2 MARINA® trial, which may result in delays in the clinical development of AOC 1001; additional participant data related to AOC 1001 that continues to become available may be inconsistent with the data produced as of the date hereof, and further analysis of existing data and analysis of new data may lead to conclusions different from those established as of the date hereof; unexpected adverse side effects to, or inadequate efficacy of, Avidity's product candidates that may delay or limit their development, regulatory approval and/or commercialization, or may result in additional clinical holds which may not be timely lifted, recalls or product liability claims; Avidity is early in its development efforts; Avidity's approach to the discovery and development of product candidates based on its AOC platform is unproven, and the company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment, data readouts and completion of preclinical studies or clinical trials; the success of its preclinical studies and clinical trials for the company's product candidates; Avidity's dependence on third parties in connection with preclinical and clinical testing and product manufacturing; Avidity may not realize the expected benefits of its collaborations; regulatory developments in the United States and foreign countries; Avidity could exhaust its available capital resources sooner than it currently expects and fail to raise additional needed funds; and other risks described in Avidity's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and in subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: October 10, 2023	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer